Exhibit 10.3


                        SPECIMEN STOCK OPTION AGREEMENT

          This STOCK OPTION AGREEMENT, dated as of <<DATE_OF_GRANT__I>>, between EMCORE CORPORATION, a New Jersey Corporation (the "Corporation"), and
<<FNAME>> <<LNAME>>, an employee of the Corporation or its subsidiary (herein
"Employee")


                             W I T N E S S E T H :


          The Corporation desires, by affording the employee an opportunity to purchase shares of its Common Stock, $1.20 par value, to provide the Employee with an added incentive to join or to continue in the employment of the Corporation and to continue and increase his or her efforts in that connection. This Stock Option Agreement (this "Agreement") is being entered into pursuant to the Stock Corporation 1995 Incentive and Non-Statutory Stock Option Plan and is subject to the provisions thereof, including the determinations to be made by the Stock Option Committee (the "Committee") of the Board of Directors of the Corporation (the "Board").

          In consideration or the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

          1. Grant. The Corporation with the approval and direction of the Committee irrevocably grants the employee the right and option (the "Option") to purchase all or any part of an aggregate of <<M_95_STOCK_PLAN____I>> shares of Common Stock on the terms and conditions herein set forth. This Option shall be an Incentive Stock Option.

          2. Price. The purchase price of the shares of Common Stock covered by the Option shall be $1.20 per share, being in excess of the fair market value of the Common Stock on the date hereof.

          3. Time of Exercise. The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided in this Agreement. Except as provided in Paragraphs 5 and 6 hereof, the Option may not be exercised unless the Employee shall at the time of exercise be an employee of the Corporation. Neither the Option nor any rights related to the Option shall be exercisable for a period of one year from the date hereof when twenty percent (20%) of the Option shall become exercisable, except that: (i) if the Employee shall die, rehire or become disabled then the Option shall be fully exercisable commencing upon such event, (ii) if all of the capital stock of the Corporation or substantially all of its assets shall be transferred in exchange for cash only, then the Employee shall be entitled to receive from the Corporation an amount equal to (a) the price or distributable amount per share calculated as if all options containing this provision had been exercised less the exercise price, (b) multiplied by the number of options unexercised and (iii) if all of the capital stock of the Corporation is transferred in whole or in part in exchange for stock of
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another Corporation then the Option shall be fully exercisable commencing upon such event. An additional twenty percent (20%) of the Option shall become exercisable each of the four successive anniversaries of the date hereof until the Option shall be fully exercisable, except that: (1) if the Employee has been employed for one year as of September 12, 1995, twenty percent (20%)
shall be immediately vested with the remaining on each of the four (4) successive anniversaries of the date hereof, or, (2) if the employee has been employed for two years as of September 12, 1995, forty percent (40%) shall be immediately invested with the remainder vesting on each of the three (3) successive anniversaries of the date hereof.

          4. No Transfer. The Option shall not be Transferable by the Employee otherwise than by Will or the laws of descent and distribution, and the Option may be exercised during his lifetime only by the Employee. The Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof and the levy of any attachment or similar process upon the Option shall be null and void and without effect.

          5. Termination. In the event the employment of the Employee shall be terminated for any reason, (i) the Option may be exercised by the Employee at any time within thirty (30) days after such date (or one year after such date if the Employee is disabled within the meaning of Internal Revenue Code
Section 22(e)(3), but in no event after the expiration of ten years from the date hereof, and only if and to the extent that he was entitled to exercise the Option at the date of termination, and (ii) so long as the stock of the Corporation is not listed on a national securities exchange or traded on the over-the-counter market, the Corporation may elect in its sole discretion to repurchase the stock at a price equal to the fair market value of the stock at the date of termination. The Option shall not be affected (i) by any change of duties or position so long as the Employee continues to be an employee of the Corporation or a subsidiary or (ii) by any temporary leave of absence that does not sever the employment relationship, which leave of absence is approved, if for a period of not more than three months, by an officer of the Corporation, or if for a period of more than three months, by the Board.

          6. Death of Employee. If the Employee shall die while entitled to exercise the Option, the Option may be exercised by the legatee or legatees of the Option under the Employee's Will, the personal representative or distributees of the Employee to the extent that the Option would otherwise have been exercisable by the Employee at any time within a period of one year after the date of the Employee's death, but this provision shall not otherwise extend the ten (10) year duration of the Option.

          7. Anti-Dilution Adjustments. In the event of any change in the outstanding Common Stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, liquidations or other similar changes in capitalization, or any distributions to common stockholders other than cash dividends, the numbers, class and prices of shares covered by this Option shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that no such adjustment shall give the Employee any additional benefits under the option.
          8. Corporate Transaction. Notwithstanding the provisions of Paragraph 7, if any "corporate transaction" as defined in Section 1.425-1 of the Treasury Regulations promulgated under the Internal Revenue Code of 1986
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occurs after the date of this Agreement, and in connection with such corporate transaction, the Corporation and another corporation enter into an agreement providing for the issuance of substitute stock options in exchange for the Option or the assumption of the Option, in either case giving the employee the right to purchase the largest whole number of shares of Common Stock of the Corporation or of any other corporation at the lowest option price permitted by said Section 1.425-1, the Option shall be deemed to provide for the purchase of such number of shares of Common Stock at such option price as shall be agreed upon by the Corporation and such other corporation, and the term "Corporation" herein shall mean the issuer of the stock then covered by the Option and the term "Common Stock" shall mean such stock.

          9. No Employment Agreement. This Agreement does not confer upon the Employee any right to continue in the employ of the Corporation nor does it interfere in any way with the right of the Corporation or the right of the Employee to terminate the employment of the Employee at any time.

          10. Restrictions. The obligation of the Corporation to sell and deliver shares of Common Stock with respect to the Option shall be subject to
(i) all applicable laws, rules, regulations and such approvals by any governmental agencies as may be required, including the effectiveness of a registration statement under the Securities Act of 1933, as amended and (ii) the condition that the shares of Common Stock to be received upon exercise of the Option shall have been duly listed, upon official notice of issuance, on a stock exchange (to the extent that the Common Stock of the Corporation is then listed on any such stock exchange). In the event that the shares shall be delivered otherwise than in accordance with an applicable registration statement, the Corporation's obligation to deliver the shares is subject to the further condition that the Employee will execute and deliver to the Corporation an undertaking in form and substance satisfactory to the Corporation that (i) it is the Employee's intention to acquire and hold such shares for investment and not for resale or distribution, (ii) the shares will not be sold without registration or exemption from the requirement of registration under the Securities Act and (iii) the employee will indemnify the Corporation for any costs, liabilities and expenses which it may sustain by reason of any violation of the Securities Act or any other law regulating the sale or purchase of securities occasioned by any act on his part with respect to such shares. The Corporation may require that any certificate or certificates evidencing shares issued pursuant to the Plan bear a restrictive legend intended to effect compliance with the Securities Act or any other applicable regulatory measures, and stop transfer instructions with respect to the certificates representing the shares may be given to the transfer agent.

          11. Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised only by written notice delivered to the Corporation at 394 Elizabeth Avenue, Somerset, New Jersey 08873-1214, attention of the Chief Financial Officer, of intention to exercise such option and by making payment of the purchase price of such shares against delivery of a certificate or certificates therefor as hereinafter provided. Such written notice shall:

          (a) state the election to exercise the Option and the number of shares in respect of which it is being exercised;

          (b) fix a date not less than seven (7) business days from the date such notice is received by the Corporation for delivery of the certificate or certificates for said shares and the payment of the purchase price therefor, and
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          (c)  be signed by the person or persons so exercising the Option and in the event the Option is being exercised by any person or persons other than the Employee, be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

          On the date fixed in said written notice, a certificate or certificates for the shares as to which the Option shall have been so exercised, registered in the name of the person or persons so exercising the Option shall be issued by the Corporation and delivered to or upon the order of such person or persons against payment in full at the above-mentioned address or the purchase price of said shares in cash, by check or by surrender or delivery to the Corporation of shares of the Corporation's Common Stock with a fair market value equal to or less than the Option price, plus cash equal to any difference. All shares issued as provided herein will be fully paid and nonassessable. The Employee shall not have any of the rights of the stockholder with respect to the shares of Common Stock subject to the option until the certificate evidencing such shares shall be issued to him upon the due exercise of the Option.

          12. Availability of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which in the opinion of counsel for the Corporation shall be applicable thereto.

          13. Fair Market Value. As used herein, the "fair market value" of a share of Common Stock shall be:
          (a) if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on the Composite Tape on the trading day immediately preceding such given date;

          (b) if the Common Stock is traded on the over-the-counter market, the average of the bid and the asked price for the Common Stock as reported by the Wall Street Journal at the close of trading on the trading day immediately preceding such given date, and

          (c) if the Common Stock is neither listed on a national securities exchange or traded on the over-the-counter market, such value as the Board in good faith shall determine.

          14. The Plan. The Option is granted pursuant to the terms of the Plan, which terms are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and the Committee's interpretations and determination shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder with respect to any issue arising thereunder or thereunder.

          15. Governing Law. This Agreement has been entered into and shall be construed in accordance with the laws of the State of New Jersey.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed and sealed by its duly authorized officers and the Employee has hereunder set his hand, all as of the day and year first above written.

ATTEST:                       EMCORE CORPORATION



________________________      By:  Thomas G. Werthan
                                   Chief Financial Officer

________________________      By:  <<FNAME>> <<LNAME>>
                                   Employee
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